NATIONAL COAL CORPORATION OPENS NEW KENTUCKY MINE
AND FURTHER REDUCES OPERATIONAL COSTS

Knoxville, Tenn. - (September 4, 2007) - National Coal Corp. (Nasdaq: NCOC), has opened a new high-wall mine, which is expected to produce approximately 20,000 tons of high quality steam coal per month. This opening is in conjunction with the Company’s receipt of two additional high-wall mine permits from the State of Kentucky, which will make it possible to keep the high-wall mine operating for at least two years. The high-wall mine will begin to absorb idle equipment costs and offset the expense with revenue. Year-to-date cash costs, associated with the previously idled piece of equipment, have totaled approximately $1,000,000.

National Coal will continue to focus on achieving efficiencies in operations and, as such, has taken steps to combine the responsibilities of Chief Operating Officer and Business Development; in addition, it has eliminated one of its two General Managers’ positions. Bill Snodgrass, as a long-standing member of the Company’s operational leadership with over 20 years of mining experience, has assumed the additional responsibility of Chief Operating Officer and will maintain responsibility for Business Development. In concurrence with these changes, Ken Hodak has resigned from the Company to pursue other interests.

“All of these actions are deliberate in our attempt to reduce costs and preserve shareholder value throughout the balance of the currently weak coal cycle.” said Daniel Roling, President and CEO of National Coal. “These cost reduction measures will allow us to further compartmentalize and control expenses so that we are appropriately prepared to capitalize on future opportunities in what we believe will be an improving coal cycle ahead. We have so far been successful in reducing costs, but not yet sufficiently enough to offset the decline in prices and volumes experienced so far this year. We are committed to find ways to reduce costs, streamline our operations, and position the Company to support future growth."

As Mr. Roling explained, National Coal remains focused on lowering costs and improving profitability in a weak coal market. As previously reported, for the first half of 2007 versus the first half of 2006, despite a 20.3% decline in production, a 10.5% decline in sales, and a 4.9% decline in average selling price, the Company experienced an increase in Net Loss of only 4.8%. Costs also declined during the period - Cost of Sales declined 14.9% while General and Administrative expenses declined 12.1%.

About National Coal Corp.
Headquartered in Knoxville, Tenn., National Coal Corp., through its wholly-owned subsidiary, National Coal Corporation, is engaged in coal mining in East Tennessee and Southeastern Kentucky. Currently, National Coal employs about 230 people and produces coal from mines in Tennessee and in Kentucky. National Coal sells steam coal to electric utilities and industrial companies in the Southeastern United States. For more information visit www.nationalcoal.com.

Information About Forward-Looking Statements
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward looking statements in this news release include the implied results of cost cutting measures on future performance and the high-wall mine’s estimated production of 20,000 tons a month. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: (i) the worldwide demand for coal; (ii) the price of coal; (iii) the price of alternative fuel sources; (iv) the supply of coal and other competitive factors; (v) the costs to mine and transport coal; (vi) industry competition; (vii) our ability to continue uninterrupted production at the new mine; and (xii) general economic conditions. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission including the Company's most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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